Exhibit 99.1

January 10, 2012

Contact:	Stephen P. Theobald
Executive Vice President and
Chief Financial Officer
(757) 217-1000

MICHAEL J. SYKES JOINS BANK OF HAMPTON ROADS
REAL ESTATE LENDING UNIT

Norfolk, Virginia, January 10, 2012:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads ( “BHR”) and Shore Bank, today announced that Michael J Sykes has joined BHR’s newly-created Real Estate Lending Unit as a Senior Vice President, reporting to L. Edward Putney, Jr., Director of Real Estate Lending.  Sykes will focus on originating high-quality commercial real estate loans.

Tom Mears, BHR's President of Commercial Banking and the President and CEO of Shore Bank, said, "Mike has over three decades of real estate lending experience in our core markets and a superb track record.  As we continue to reduce our company's problem assets and increase our focus on driving high-quality loan portfolio growth, we are very pleased to have a lender of Mike's caliber and depth on our team.  We expect Mike to provide great value throughout our footprint at Bank of Hampton Roads as well as our growing customer base at Shore Bank."

Denny P. Cobb, BHR’s Chief Credit Officer, added, “I have worked with and competed against Mike for over 25 years and believe he is one of the best commercial real estate lenders in Hampton Roads.  With his depth of experience and strong skills in all aspects of commercial real estate, he is uniquely qualified to lead BHR’s commercial real estate line of business going forward.”

Sykes joined BHR in 2009.  Prior to joining the Real Estate Lending unit, he served as Senior Vice President and Team Leader in the Special Assets unit.  Previously, he served for over three decades in real estate finance positions with Sovran Bank, First American Bank of Georgia and Bank of America, primarily in the Richmond and Norfolk markets.  Sykes is a Director of the Hampton Roads Association for Commercial Real Estate, a member of the Advisory Board of the Center for Real Estate and Economic Development at Old Dominion University, and has also been active in the Urban Land Institute – Hampton Roads Chapter and the Greater Richmond Association for Commercial Real Estate.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about reduction of the Company’s problem assets and growth of its loan portfolio.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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